      As filed with the Securities and Exchange Commission on April 3, 2002
                                                  Registration No. 333-74912


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1


                                       TO



                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              The Chubb Corporation
             (Exact name of Registrant as specified in its charter)

          New Jersey                                             13-2595722
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              15 Mountain View Road
                                  P.O. Box 1615
                          Warren, New Jersey 07061-1615
                                 (908) 903-2000
               (Address, including zip code, and telephone number
                      including area code, of Registrant's
                          principal executive offices)


                                 Henry G. Gulick
                          Vice President and Secretary
                              The Chubb Corporation
                              15 Mountain View Road
                                 P.O. Box 1615,
                          Warren, New Jersey 07061-1615
                                 (908) 903-3576

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:



             Joanne L. Bober                                Stewart E. Lavey
Senior Vice President and General Counsel             Drinker Biddle & Shanley LLP
          The Chubb Corporation                             500 Campus Drive
          15 Mountain View Road                   Florham Park, New Jersey 07932-1047
      Warren, New Jersey 07061-1615                          (973) 360-1100

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ______

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ].


                        CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                                                  Amount to be        Proposed Maximum             Amount of
 Title of Each Class of Securities to be Registered (1)            Registered    Aggregate Offering Price(2)   Registration Fee
=================================================================================================================================
Debt Securities, Preferred Stock, Depositary Shares, Warrants
  and Common Stock, including Rights to purchase Series
  B Participating Cumulative Preferred Stock                       1,000,000,000 $1,000,000,000             $239,000(3)
=================================================================================================================================



(1) This registration statement also covers delayed delivery contracts which may be issued by the registrant under which the counterparty may be required to purchase debt securities, preferred stock, depositary shares, warrants or common stock, including rights to purchase Series B Participating Cumulative Preferred Stock. Such contracts may be issued together with the specific offered securities to which they relate.



(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



(3)  Previously paid by registrant.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
Subject to Completion




Dated April 3, 2002



[CHUBB LOGO]


$1,000,000,000

The Chubb Corporation

Debt Securities, Warrants,
Preferred Stock and Common Stock



         We may offer from time to time debt securities, warrants, preferred stock and common stock. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms "Chubb", "we", "us", and "our" refer to The Chubb Corporation.

                                TABLE OF CONTENTS

                                                                             Page

The Chubb Corporation...........................................................3

Where You Can Find More Information.............................................3

Cautionary Statement Regarding Forward-Looking Statements.......................4

Use of Proceeds.................................................................6

Ratio of Consolidated Earnings to Fixed Charges.................................6

Description of Debt Securities..................................................7

Description of Capital Stock....................................................14

Description of Warrants.........................................................20

Plan of Distribution............................................................22

Legal Matters...................................................................23

Experts.........................................................................23



                              ABOUT THIS PROSPECTUS


         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading Where You Can Find More Information.

                              THE CHUBB CORPORATION


         Chubb is a holding company with subsidiaries primarily engaged in the property and casualty insurance business. Chubb traces its history back to the formation in 1882 of Chubb & Son, an underwriter and manager of insurance companies, and the founding in 1901 of its principal property and casualty insurance subsidiary, Federal Insurance Company. Since our founding as a specialized manager of marine insurance, our property and casualty business has expanded to include most forms of property and casualty coverages. Our property and casualty insurance subsidiaries provide insurance coverages principally in the United States, Canada, Europe and parts of Australia, Latin America and the Far East. Chubb and its subsidiaries employed approximately 12,600 persons worldwide on December 31, 2001.


         We are a holding company whose primary source of funds for the payment of interest on our obligations or dividends to our stockholders is dividends from our subsidiaries. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments.

         Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000. We were organized in 1967 as a New Jersey corporation. We maintain a website at www.chubb.com where general information about us is available. We are not incorporating the contents of the website into this prospectus. We have included our website address in this prospectus only as an inactive textual reference and do not intend it to be an active link to our website.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including its exhibits and schedules.


         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:



         - our Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 28, 2002.



         - the description of our common stock contained in our registration statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.


Our SEC file number for these reports is 1-8661.

          You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                                    Secretary
                              The Chubb Corporation
                              15 Mountain View Road
                                  P.O. Box 1615
                          Warren, New Jersey 07061-1615
                                 (908) 903-3576.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION



         Certain statements in this prospectus, as well as certain statements incorporated by reference herein, may be considered to be "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as "will result", "is expected to", "will continue", "is anticipated", or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain those identifying words. Such forward-looking statements are subject to certain risks, uncertainties and assumptions about our business. The factors that could cause actual results to differ materially from those suggested by any such statements include but are not limited to those discussed or identified from time to time in our public filings with the Securities and Exchange Commission and specifically to risks or uncertainties associated with any one or more of the following:



         - the availability of primary and reinsurance coverage, including the implications relating to the absence of terrorism legislation;



         - global political conditions and the occurrence of any terrorist attacks, including any nuclear, biological or chemical events;



         - premium price increases and profitability or growth estimates overall or by lines of business, and related expectations with respect to the timing and terms of any required regulatory approvals;



         - our expectations with respect to cash flow projections and investment income and with respect to other income;



         -        the adequacy of loss reserves including:



                  - our expectations relating to insurance losses from the September 11 attack and related reinsurance recoverables;



                  - any impact from the bankruptcy protection sought by various asbestos producers and other related businesses;



                  - any changes in judicial or legislative decisions relating to coverage and liability for asbestos and toxic waste claims;



         -        Enron-related effects, including:



                  - the effects on the energy markets and the companies that participate in them;



                  - the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;



                  - claims and litigation arising out of accounting disclosures by other companies;



                  -        any legislative or regulatory proposals or changes;


         -        general economic conditions including:

                  - changes in interest rates and the performance of the financial markets;

                  - changes in domestic and foreign laws, regulations and taxes;

                  -        changes in competition and pricing environments;

                  -        regional or general changes in asset valuations;

                  - the occurrence of significant weather-related or other natural or human-made disasters;

                  -        the inability to reinsure certain risks economically;





                  -        changes in the litigation environment;



                  -        general market conditions.





         We assume no obligation to update any forward-looking information set forth in this prospectus, as well as any statements incorporated by reference herein, which speak as of the respective dates thereof.

                                 USE OF PROCEEDS

         Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes.


                 RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES




                                                          Years Ended December 31,

                                          1997         1998         1999        2000           2001
                                          ----         ----         ----        ----           ----
Ratio of consolidated earnings to
     fixed charges................        10.71        16.03       10.40       11.48           0.49(a)


         For the purpose of computing the above ratios of consolidated earnings to fixed charges, consolidated earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus those fixed charges that were charged against income and distributions from equity investees. Fixed charges consist of interest expense before reduction for capitalized interest and the portion of rental expense (net of rental income from subleased properties) which is considered to be representative of the interest factors in the leases.


---------------------

(a) For the year ended December 31, 2001, consolidated earnings were not sufficient to cover fixed charges by $46.0 million. Consolidated earnings for the period, as defined, reflect a $635.0 million loss before income taxes from the September 11 attack in the United States and net surety bond losses before income taxes of $220.0 million arising from the bankruptcy of Enron Corp. Excluding the loss from the September 11 attack and the Enron surety losses, the ratio of consolidated earnings to fixed charges would have been 10.00 for the year ended December 31, 2001.

                         DESCRIPTION OF DEBT SECURITIES

         This prospectus describes general terms and provisions of the debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under indentures between us and Bank One Trust Company, N.A., as trustee. The senior debt securities will be issued under a senior debt indenture and the subordinated debt securities under a subordinated debt indenture. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as an indenture and collectively as the indentures. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

         Senior debt securities will be unsecured obligations of Chubb. Subordinated debt securities will be junior in the right of payment to the extent set forth in the junior indenture as further discussed below.

         We have summarized portions of the indentures. The summary is not complete. The indentures have been incorporated by reference as an exhibit to the registration statement that we have filed with the SEC and that includes this prospectus. You should read the indentures for the provisions which may be important to you. The indentures are substantially identical, except for the provisions relating to subordination. See "--Subordinated Debt".

         Neither indenture will limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:


         -        classification as senior or subordinated debt securities;

         - the designation, aggregate principal amount and purchase price;

         -        the maturity date;

         - the interest rate, if any, and the method for calculating the interest rate, if any;

         - the interest payment dates and the record dates for the interest payments;

         - any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertability provisions;

         -        the place where we will pay principal and interest;

         - if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

         - whether the debt securities will be issued in the form of global securities or certificates;

         - additional provisions, if any, relating to the defeasance of the debt securities;

         - the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

         - any special United States federal income tax consequences of the debt securities;

         -        the dates on which premium, if any, will be paid;

         - any rights to convert or exchange the debt securities into other securities or property of Chubb;

         - if the amount of payments of principal and interest on the debt securities may be determined with reference to an index and how such amounts will be determined; and

         - other specific terms, including any additional events of default or covenants.

         Neither of the indentures contains any covenant or other specific protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of Chubb, except to the limited extent described under "--Consolidation, Merger or Sale of Assets".

SENIOR DEBT

         The debt securities we issue under the senior debt indenture will constitute part of the senior debt of Chubb. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of Chubb.

SUBORDINATED DEBT

         The debt securities we issue under the subordinated debt indenture will constitute part of the subordinated debt of Chubb. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all "senior indebtedness" of Chubb. The subordinated debt indenture defines "senior indebtedness" as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the subordinated debt indenture or later incurred or created:

         - indebtedness of Chubb for money borrowed, including purchase money obligations, evidenced by notes or other written obligations;

         - indebtedness of Chubb evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument;

         - obligations of Chubb as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions;

         - indebtedness of others of any of the kinds described in the preceding clauses assumed or guaranteed by Chubb;

         - renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange or in replacement of, indebtedness or obligations described in the preceding clauses unless such indebtedness or obligation, renewal, extension or refunding expressly provides that it is not superior in right of payment to the subordinated debt securities;


         provided, that senior indebtedness does not include any indebtedness issued under the subordinated debt indenture or any indebtedness or obligation if the terms of such indebtedness or obligation expressly provide that such indebtedness or obligation is not senior in right of payment to the debt securities issued under the subordinated debt indenture or expressly provide that such indebtedness or obligation is pari passu with or junior to the notes.


The subordinated debt indenture does not limit the amount of senior indebtedness that we may incur. (Subordinated debt indenture section 14.1)

         No payment of the principal or interest on the indebtedness evidenced by the subordinated debt securities may be made if, at the time of such payment, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness. Upon any acceleration of the maturity of the subordinated debt securities resulting from an event of default, as further discussed below, Chubb must give notice of the acceleration to holders of the senior indebtedness and may not pay holders of the subordinated debt securities until 120 days after the acceleration and then only if such payment is otherwise permitted at that time. In the event of any payment or distribution of assets or securities upon any dissolution, winding up, total or partial liquidation or reorganization or similar proceeding relating to Chubb, all principal of, premium, if any, and interest due on all senior indebtedness must be paid in full before holders of the subordinated debt securities are entitled to receive or retain any payment. As a result of such subordination, in the event of insolvency, creditors of Chubb who are holders of senior indebtedness and general creditors of Chubb, may recover more, ratably, than holders of the subordinated debt securities. (Subordinated debt indenture sections 14.1, 14.2, 14.3)

         If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

MODIFICATION AND WAIVER

         We may not amend the indentures without the consent of each holder affected, in order to, among other things:

         -        extend the final maturity of any debt security;

         -        reduce the principal amount of any debt security;

         - reduce the rate or extend the time of payment of interest on any debt security;

         - reduce the amount payable on redemption of any debt security, or reduce the amount of principal of an original issue discount debt security that would be due and payable on an acceleration of the maturity of such debt security or the amount of such debt security provable in bankruptcy;

         - change the currency of payment of principal of or interest on any debt security;

         - extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any debt security;

         - impair or affect the right of any security holder to institute suit for payment on such security or any right of repayment at the option of the security holder;

         - reduce the percentage of debt securities of any series that must consent to an amendment to an indenture to less than a majority;

         - reduce the percentage of debt securities of any series necessary to consent to waive any past default under an indenture to less than a majority; or

         - modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders of debt securities, except to increase the percentage of holders or to provide that provisions of the indenture cannot be modified or waived without the consent of the holder of each affected debt security, provided that this clause does not require the consent of any holder with respect to changes in references to "the trustee" and concomitant changes in such section or the deletion of this proviso. (Senior debt indenture and subordinated debt indenture section 8.2)

         A supplemental indenture which changes or eliminates any covenant or other provision of an indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will not affect the rights under the indenture of the holders of the debt securities of any other series. (Senior debt indenture and subordinated debt indenture section 8.2)

         We and the trustee may amend the indentures without the consent of any holder of debt securities in order to:

         -        secure any debt securities issued under such indenture;

         - provide for the succession of another corporation and assumption of our obligations in the case of a merger or consolidation;


         - add to the covenants of Chubb or add additional events of default;


         - cure ambiguities, defects or inconsistencies, provided that such action does not adversely affect any holders of securities issued under such indenture;

         -        establish the form and terms of debt securities of any series;

         - provide for a successor trustee with respect to one or more series of securities issued under such indenture or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;


         - permit or facilitate the issuance of securities in bearer form or provide for uncertificated securities to be issued under such indenture; or



         -        change or eliminate any provision of such indenture,
                  provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision. (Senior debt indenture and subordinated debt indenture section 8.1)


EVENTS OF DEFAULT



         These are "Events of Default" under the indentures with respect to each series of debt securities:

         (1) failure to pay principal, or premium, if any, on any of the debt securities of such series outstanding under such indenture when due;

         (2) failure to pay any interest on any of the debt securities of such series outstanding under such indenture when due, continued for 30 days;

         (3) default in the payment, if any, of any sinking fund installment when due, payable by the terms of the debt securities of such series;


         (4) failure to perform any other covenant of Chubb contained in such indenture continued for 60 days under the senior debt indenture, and 90 days under the subordinated debt indenture, days after written notice; and


         (5)      events of bankruptcy, insolvency or reorganization of Chubb.

         If an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee's receipt of indemnification to its satisfaction, shall proceed to protect and enforce its rights and those of the holders of such securities.

         If an Event of Default, other than an Event of Default specified in clause (5), under an indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding debt securities of that series, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest and premium, if any. (Senior debt indenture and subordinated debt indenture sections 5.1, 5.10)

         If an Event of Default under an indenture specified in clause (4) occurs with respect to all series of debt securities then outstanding under the relevant indenture or an Event of Default specified in clause (5) occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of all of the debt securities then outstanding under the relevant indenture (treated as one class) may declare the entire principal amount of the outstanding debt securities, or such lesser amount as may be provided in the terms of the securities, due immediately and payable. (Senior debt indenture and subordinated debt indenture sections 5.1, 5.10)

         Any Event of Default with respect to a particular series of debt securities under the relevant indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities under the relevant indenture, as the case may be, except in each case a failure to pay principal of or premium, if any, or interest on such debt security. (Senior debt indenture and subordinated debt indenture sections 5.1, 5.10)

         The trustee may withhold notice to the holders of any default, except in the payment of principal of or interest or premium on, or sinking fund payment in respect of, the securities, if the trustee considers it in the interest of the holders to do so. (Senior debt indenture and subordinated debt indenture section 5.11)


         We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture. (Senior debt indenture and subordinated debt indenture section 3.5)

CONSOLIDATION, MERGER OR SALE OF ASSETS

         We may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any corporation nor permit any corporation to consolidate with, merge into or sell, convey or lease all or substantially all of its assets to us unless:

         - we are the surviving corporation or the successor corporation is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

         - after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

         - Chubb or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied. (Senior debt indenture and subordinated debt indenture sections 9.1, 9.2, 9.3)

APPLICABLE LAW

         The debt securities and each indenture will be governed by and construed in accordance with the laws of the State of New York.

THE TRUSTEE


            Bank One Trust Company, N.A. is the trustee under the senior debt indenture and will be the trustee under the subordinated debt indenture. The trustee's current address is 153 West 51st Street, New York, New York 10019. Bank One is acting as the successor to the original trustee: The First National Bank of Chicago.

GLOBAL SECURITIES

         The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement the Depository Trust Company, New York, New York, or DTC, will act as depositary.

         Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

         So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

         Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Chubb, the trustee, any other agent of Chubb or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

         If the depositary for any securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. A global security representing any series of debt securities is exchangeable for securities issued in definitive form if an Event of Default under the applicable indenture has occurred and is continuing or an event which with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the debt securities represented by such global security. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


         Our certificate of incorporation authorizes us to issue 600,000,000 shares of common stock, par value $1.00 per share, and 4,000,000 shares of preferred stock, par value $1.00 per share. As of March 11, 2002 there were issued 180,150,071 shares of common stock, of which 9,176,349 were treasury shares and 170,973,722 were outstanding, and we had no preferred stock issued or outstanding.


         The following description of our capital stock is based upon our certificate of incorporation, our bylaws and applicable provisions of law. We have summarized portions of the certificate of incorporation and bylaws below. The summary is not complete. The certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement that we have filed with the SEC and that includes this prospectus. You should read the certificate of incorporation and bylaws for the provisions that are important to you.

COMMON STOCK

         The holders of common stock, subject to preferential rights of the holders of any shares of preferred stock, are entitled to dividends when and as declared by the board of directors. The holders of common stock have one vote per share on all matters submitted to a vote of the shareholders, and the right to the net assets of Chubb in liquidation after payment of any amounts due to creditors and in respect of our preferred stock. Holders of shares of common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.


         The common stock is listed on the New York Stock Exchange under the symbol "CB".


         Under New Jersey law and the certificate of incorporation, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of any merger or any plan of consolidation as well as for any sale, lease, exchange or other disposition of all, or substantially all, of the assets of Chubb, if not in the usual and regular course of its business, and for any liquidation, dissolution or amendment of the certificate of incorporation. All other shareholder action is decided by a majority of the votes cast at a meeting of shareholders.

         The bylaws of Chubb provide that the annual meeting of shareholders will be held on a day in the month of April of each year that the board of directors designates and as stated in a written notice which is mailed or delivered to each shareholder at least ten days prior to any shareholder meeting. The certificate of incorporation and the bylaws provide that shareholder meetings may be held in the State of New Jersey or in the City of New York, State of New York, at such place as the board of directors may designate from time to time.

         The certificate of incorporation further provides that the board of directors has the power, except as provided by statute, in its discretion, to use or apply any funds of Chubb lawfully available therefor for the purchase or acquisition of shares of the capital stock or bonds or other securities of
Chubb:


         - in the market or otherwise, at such price as may be fixed by the board;



         - to such extent and in such manner and for such purposes and upon such terms as the board may deem expedient; and



         -        as may be permitted by law.


         The transfer agent and registrar for the common stock is EquiServe Trust Company, N.A., 525 Washington Boulevard, Jersey City, New Jersey 07303.

PREFERRED STOCK

         Under our certificate of incorporation, we are authorized to issue up to 4,000,000 shares of preferred stock.


         Shares of preferred stock of Chubb may be issued in one or more series and the shares of all series will rank pari passu and be identical in all respects, except that with respect to each series the board of directors may fix, among other things:


         -        the rate of dividends payable on the preferred stock;

         -        the time and prices of redemption;

         -        the amount payable upon voluntary redemption;

         -        the retirement or sinking fund, if any;

         -        the conversion rights, if any;

         - the voting rights, if any (in addition to the voting right described below);

         -        the restrictions, if any, on:

                  - the creation of indebtedness of Chubb or any subsidiary of Chubb; or

                  - the issuance of stock ranking on a parity with or senior to the shares of preferred stock either as to dividends or on liquidation;

         -        the restrictions, if any, on:

                  -        the payment of dividends on common stock;

                  -        the acquisition of common stock; or

                  - any other class or classes of stock of Chubb, other than preferred stock, ranking on a parity with or junior to the shares of preferred stock either as to dividends or on liquidation; and

         -        the number of shares to comprise such series.

         Each series of preferred stock will be entitled to receive an amount payable on liquidation, dissolution or winding up, fixed for each series, plus all dividends accumulated to the date of final distribution, before any payment or distribution of assets of Chubb is made on common stock. Shares of preferred stock that have been issued and reacquired in any manner by Chubb, including shares redeemed, shares purchased and retired and shares that have been converted into shares of another series or class, may be reissued as part of the same or another series of preferred stock. In accordance with the certificate of incorporation, the 4,000,000 authorized but unissued shares of preferred stock may be issued pursuant to resolution of the board of directors without the vote of the holders of any capital stock of Chubb.

PREFERRED STOCK DEPOSITARY SHARES

         We may elect to offer fractional interests, referred to in this prospectus as depositary shares, in preferred stock. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts.


         The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Chubb and the preferred stock depositary named in the prospectus supplement relating to such shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption, conversion, exchange, subscription and liquidation rights. We have summarized the provisions of the deposit agreement. The summary is not complete. The forms of deposit agreement and depositary receipt have been incorporated by reference to the registration statement for these securities that we have filed with the SEC.


         The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by such holders. (Deposit agreement section 4.01)

         In the event of a non-cash distribution, the preferred stock depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may sell such property and distribute the net proceeds from such sale to such holders. (Deposit agreement section 4.02)

         Upon surrender of a depositary receipt at the corporate trust office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to its terms, the holder of the depositary shares is entitled to delivery of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by such depositary shares.

         If a series of preferred stock represented by depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of redeemed preferred stock. If a portion of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the preferred stock depositary. (Deposit agreement section 2.08)


         Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will not vote shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing such preferred stock. (Deposit agreement section 4.05)


         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between Chubb and the preferred stock depositary at any time. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement will terminate only if all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding-up of Chubb and such distribution has been distributed to the holders of depositary receipts. (Deposit agreement sections 6.01, 6.02)

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the preferred stock depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by owners of depositary shares and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. (Deposit agreement section 5.07)

         The preferred stock depositary may resign at any time by delivering to Chubb notice of its election to do so, and Chubb may at any time remove the preferred stock depositary, upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. (Deposit agreement section 5.04)

         The preferred stock depositary will forward to holders of depositary receipts all reports and communications from Chubb which are delivered to the preferred stock depositary and which Chubb is required or otherwise determines to furnish to the holders of the preferred stock. (Deposit agreement section 4.07)

         Neither the preferred stock depositary nor Chubb will be liable under the deposit agreement to holders of depositary receipts other than for its negligence, willful misconduct or bad faith. Neither Chubb nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding relating to any of the depositary shares or preferred stock unless satisfactory indemnity is furnished. Chubb and the preferred stock depositary may rely upon written advice of its counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine. (Deposit agreement section 5.03)

SHAREHOLDERS RIGHTS PLAN

         We have a shareholder rights agreement under which each shareholder has a right for each share of common stock held. Each right entitles the registered holder to purchase from Chubb a unit consisting of one one-thousandth of a share of Series B Participating Cumulative Preferred Stock, par value $1.00 per share, at a purchase price of $240 per unit. The rights are subject to adjustment to prevent dilution of the interests represented by each right. The description and terms of the rights are set forth in a rights agreement between Chubb and EquiServe Trust Company, N.A., as rights agent. We have summarized portions of the rights agreement. The summary is not complete. The rights agreement has been filed as an exhibit to the registration statement that we have filed with the SEC and that includes this prospectus. You should read the rights agreement for the provisions that may be important to you.


         The shareholder rights plan is reviewed and evaluated at least once each year by a committee of independent directors to determine if the maintenance of the shareholder rights plan continues to be in the best interest of Chubb, its shareholders and any other relevant constituencies of Chubb. Following a review, the committee of independent directors will communicate its conclusions to the full board of directors, including any recommendation as to whether the shareholder rights plan should be modified or the rights should be redeemed.


         The rights are attached to all outstanding shares of common stock and trade with the common stock until the rights become exercisable, and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of either of the following:

         - 10 days following the date of any public announcement that a person or group of affiliated or associated persons, referred to in this prospectus as an acquiring person, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock; or

         - 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

Until the distribution date, or earlier redemption or expiration of the rights:

         - the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates;

         - new common stock certificates issued after March 31, 1999 will contain a notation incorporating the rights agreement by reference; and

         - the surrender for transfer of any certificates for common stock will also constitute the transfer of the rights associated with the common stock represented by such certificates.

         The rights are not exercisable until the distribution date and will expire at the close of business on March 12, 2009 unless previously redeemed by Chubb as described below.

         As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of common stock as of the close of business on the distribution date and, thereafter the separate rights certificates alone will represent the rights. Except as otherwise determined by the board of directors, only shares of common stock issued prior to the distribution date will be issued with rights.

         If any person becomes an acquiring person:

         - proper provision will be made so that each holder of a right, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), will have the right to receive upon exercise the number of shares of common stock having a market value of two times the exercise price of the right; or

         - at the option of board of directors, at any time until such acquiring person becomes the beneficial owner of 50% or more of the shares of common stock, Chubb may exchange the rights, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), for shares of common stock at an exchange ratio of one share of common stock per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction. If, at any time following the date of any public announcement that an acquiring person has acquired beneficial ownership of 20% or more of the outstanding shares of common stock, Chubb is acquired in a merger or other business combination transaction, or 50% or more of Chubb's assets or earning power is sold, each holder of a right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right. The events described in this paragraph are referred to as triggering events.

         The purchase price payable, and the number of units of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution upon the occurrence of one of the following:

         - in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

         - if holders of the preferred stock are granted rights or warrants to subscribe for preferred stock, or convertible securities at less than the current market price of the preferred stock; or

         - upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         No adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu of fractional units, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

         The rights may be redeemed in whole, but not in part, at a price of $.01 per right by the board of directors at any time prior to the earlier of:

         -        a person or group of persons becoming an acquiring person; and

         -        March 12, 2009.

         Immediately upon the action of the board of directors ordering redemption of the rights, the rights will terminate and thereafter the only right of the holders of rights will be to receive the redemption price.

         Until a right is exercised, the holder will have no rights as a shareholder of Chubb (beyond those as an existing shareholder), including the right to vote or to receive dividends. As long as the rights are attached to the common stock, Chubb will issue one right with each new share of common stock issued.

                             DESCRIPTION OF WARRANTS

         We may issue warrants to purchase debt securities as well as other types of warrants to purchase preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. Warrants to purchase debt securities are referred to is this prospectus as debt warrants.

DEBT WARRANTS

         The applicable prospectus supplement will describe the terms of the debt warrants offered by such prospectus supplement, the warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

         -        the title of the debt warrants;

         -        the aggregate number of the debt warrants;

         -        the price or prices at which the debt warrants will be issued;

         - the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

         - the designation, aggregate principal amount and terms of the debt securities purchasable on exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

         - the designation and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each such security;

         - the currency or currencies, including composite currencies or currency units, in which the principal (or premium, if any), or interest, if any, on the debt securities on exercise of the debt warrants will be payable;

         - the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

         - the principal amount of debt securities purchasable on the exercise of each debt warrant and the price at which and the currency or currencies, including composite currency or currency units, in which such principal amount may be purchased on the exercise;

         - the date on which the right to exercise the debt warrants shall commence, and the date on which such right will expire;

         - the maximum and minimum number of the debt warrants which may be exercised at any time;

         - a discussion of the material federal income tax considerations, if any; and

         - any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

         Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office, each as indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of, or premium, if any, or interest, if any, on the securities purchasable upon such exercise.

OTHER WARRANTS

         Chubb may issue other warrants, which may include warrants for preferred stock or common stock. The applicable prospectus supplement will describe the terms of any such other warrants, including information similar to that listed above for debt warrants and any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants.

EXERCISE OF WARRANTS

         Each warrant will entitle the holder of warrants to purchase for cash such principal amount of debt securities, preferred stock or common stock, as the case may be, at exercise price set forth in the prospectus supplement offering the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement offering the warrants. After the close of business on the expiration date, unexercised warrants will become void.

         Warrants may be exercised as set forth in the prospectus supplement offering the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                              PLAN OF DISTRIBUTION

         We may sell the securities:

         -        through agents;

         -        through underwriters;

         -        through dealers; or

         -        directly to purchasers.

         Agents designated by us may solicit offers to purchase the securities from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by Chubb to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

         If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of securities.

         If a dealer is utilized in the sale of securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement to such sale.

         We may solicit offers to purchase securities directly and we may make sales directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the prospectus supplement relating to such sale.

         We may also offer and sell securities, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

         We may indemnify agents, underwriters, dealers and remarketing firms against liabilities, including liabilities under the Securities Act of 1933, and any such agents, underwriters, dealers or remarketing firms, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.


         If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by specified institutions to purchase securities from us, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts we accept.

                                  LEGAL MATTERS


         The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Drinker Biddle & Shanley LLP.


                                     EXPERTS


         The consolidated financial statements and related financial statement schedules included or incorporated by reference in Chubb's Annual Report on Form 10-K for the year ended December 31, 2001, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Ernst & Young LLP, independent auditors, as indicated in their reports dated February 28, 2002 and March 28, 2002, and are included in this prospectus in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.



                                                                         Amount to be
                                                                             Paid
                                                                             ----
Registration fee...............................................            $239,000
Printing.......................................................              40,000
Legal fees and expenses........................................              50,000
Trustee fees...................................................              25,000
Accounting fees and expenses...................................              20,000
         Total.................................................            $374,000
                                                                           ========


Item 15.  Indemnification of Directors and Officers


         Chubb is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the "NJBCA"), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the NJBCA does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise, provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.



         Under the NJBCA, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation has the power to indemnify him or her against such expenses and liabilities under the NJBCA. All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. However, a New Jersey corporation may, with certain limitations, provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

         Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the NJBCA in connection with the above summary of indemnification, insurance and limitation of liability.


         Article XII of the Restated Certificate of Incorporation of Chubb reads as follows:

TWELFTH:

         SECTION A. A Director or Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such Director's or Officer's duty of loyalty to the Corporation or stockholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such Director or Officer of an improper personal benefit. The provisions of this section shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the foregoing provisions of this Section A nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a Director or Officer of the Corporation which exists at the time of such repeal or modification.

         SECTION B.

         1. As used in this Section B:

         (a) "corporate agent" means any person who is or was a director, officer, or employee of the Corporation and any person who is or was director, officer, trustee or employee of any other enterprise, serving, or continuing to serve, as such at the written request of the Corporation, signed by the Chairman or the President or pursuant to a resolution of the Board of Directors, or the legal representative of any such person;

         (b) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent;

         (c) "expenses" means reasonable costs, disbursements and counsel fees;

         (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;


         (e) "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, and shall include any proceeding as so defined existing at or before, and any proceedings relating to facts occurring or circumstances existing at or before, the adoption of this Section B.


         2. Each corporate agent shall be indemnified by the Corporation against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his having been such corporate agent to the fullest extent permitted by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred by this paragraph 2 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred in this paragraph 2 shall be a contract right.


         3. The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceedings and any liabilities asserted against him by reason of his having been a corporate agent, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under applicable law as the same exists or may hereafter be amended or modified. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.


         The rights and authority conferred in this Section B shall not exclude any other right to which any person may be entitled under this Certificate of Incorporation, the By-Laws, any agreement, vote of stockholders or otherwise. No repeal or modification of the foregoing provisions of this Section B nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a corporate agent which exists at the time of such repeal or modification.

                                      * * *

         Chubb is insured against liabilities which it may incur by reason of
Article XII of Chubb's Restated Certificate of Incorporation. In addition, directors and officers of Chubb are insured at the expense of Chubb against certain liabilities which might arise out of their service and not be subject to indemnification.

Item 16.  Exhibits and Financial Statement Schedules

         (a)      The following exhibits are filed as part of this Registration
                  Statement:


  Exhibit No.                               Document
  -----------                               --------
     1.1        Form of Underwriting Agreement relating to the Debt Securities
                (incorporated herein by reference to Exhibit 1.1 to Chubb's
                Registration Statement on Form S-3 (No. 33-59111)).

     1.2        Form of Underwriting Agreement relating to the Common Stock,
                Preferred Stock and Convertible Subordinated Debt Securities of Chubb (incorporated herein by reference to Exhibit 1.3 to Chubb's Registration Statement on Form S-3 (No. 33-59111)).

     4.1        Indenture dated as of October 25, 1989, between Chubb and The
                First National Bank of Chicago relating to Senior Debt
                Securities (incorporated herein by reference to Exhibit 4(a) to Chubb's Registration Statement on Form S-3 (No. 33-31796)).

     4.2        Form of Indenture between Chubb and The First National Bank of
                Chicago relating to Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.3 to Chubb's Registration
                Statement on Form S-3 (No. 33-59111)).

     4.3        Forms of Senior Debt Securities (included in Exhibit 4.1).

     4.4        Forms of Subordinated Debt Securities (included in Exhibit 4.2).

     4.5 Restated Certificate of Incorporation of Chubb (incorporated herein by reference to Exhibit 3 of Chubb's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed on August 14, 1996 (No. 1-8661)).

     4.6        Certificate of Amendment to the Restated Certificate of
                Incorporation of Chubb (incorporated herein by reference to Exhibit 3 of Chubb's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999 (No.
                1-8661)).

     4.7 Certificate of Correction of Certificate of Amendment to the Restated Certificate of Incorporation of Chubb (incorporated herein by reference to Exhibit 3 of Chubb's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March
                29, 1999 (No. 1-8661)).

     4.8 Restated By-Laws of Chubb (incorporated herein by reference to Exhibit 3 of Chubb's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 27, 2001 (No.
                1-8661)).

     4.9 Form of Deposit Agreement (incorporated herein by reference to Exhibit 4.10 to Chubb's Registration Statement on Form S-3
                (No. 33-59111)).

     4.10       Form of Depositary Receipt for Chubb Depositary Shares
                (included in Exhibit 4.8).

     4.11       Form of Chubb Common Stock and Preferred Stock Warrant
                Agreement (incorporated herein by reference to Exhibit 4.12 to Chubb's Registration Statement on Form S-3 (No. 33-59111)).

     4.12 Form of Chubb Debt Warrant Agreement (incorporated herein by reference to Exhibit 4.13 to Chubb's Registration Statement on
                Form S-3 (No. 33-59111)).

     4.13       Rights Agreement dated as of March 12, 1999 between Chubb and
                First Chicago Trust Company of New York. *

      5         Opinion of Drinker Biddle & Shanley LLP.  **

      12        Statement re: Computation of Ratio of Consolidated Earnings to
                Fixed Charges of Chubb. **

     23.1       Consent of Ernst & Young LLP.  **

     23.2       Consent of Drinker Biddle & Shanley LLP (included in Exhibit 5).

     24.1       Powers of Attorney for the Directors of Chubb.  *

     25.1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act for Chubb. *


----------------

*      Previously filed

**     Filed herewith

Item 17.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby understands that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, The Chubb Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on the 3rd day of April, 2002.



                                              By:  /s/ Henry G. Gulick
                                                   -----------------------------
                                                    Henry G. Gulick
                                                    Vice President and Secretary





             Signature                                     Title                          Date
             ---------                                     -----                          ----
                  *                           Chairman, Chief Executive Officer      April 3, 2002
-----------------------------------
          Dean R. O'Hare                                 and Director


                  *                              Executive Vice President and        April 3, 2002
-----------------------------------
          Weston M. Hicks                          Chief Financial Officer


                  *                            Senior Vice President and Chief       April 3, 2002
-----------------------------------
          Henry B. Schram                             Accounting Officer


                  *                                        Director                  April 3, 2002
-----------------------------------
             Zoe Baird


                  *                                        Director                  April 3, 2002
-----------------------------------
           John C. Beck


                  *                                        Director                  April 3, 2002
-----------------------------------
          Sheila P. Burke


                  *                                        Director                  April 3, 2002
-----------------------------------
        James I. Cash, Jr.


                  *                                        Director                  April 3, 2002
-----------------------------------
         Perry Chubb, III


                  *                                        Director                  April 3, 2002
-----------------------------------
           Joel J. Cohen


                  *                                        Director                  April 3, 2002
-----------------------------------
        James M. Cornelius


                  *                                        Director                  April 3, 2002
-----------------------------------
           David H. Hoag


                                                           Director
-----------------------------------
         Klaus J. Mangold


                  *                                        Director                  April 3, 2002
-----------------------------------
         Warren B. Rudman


                  *                                        Director                  April 3, 2002
-----------------------------------
         David G. Scholey

                  *                                        Director                  April 3, 2002
-----------------------------------
        Raymond G.H. Seitz


                  *                                        Director                  April 3, 2002
-----------------------------------
         Lawrence M. Small


                  *                                        Director                  April 3, 2002
-----------------------------------
       Karen Hastie Williams


                  *                                        Director                  April 3, 2002
-----------------------------------
        James M. Zimmerman


                  *                                        Director                  April 3, 2002
-----------------------------------
         Alfred W. Zollar




   *      By: /s/ Henry G. Gulick
              -------------------------------------
              Henry G. Gulick, Attorney-in-Fact

                                  EXHIBIT INDEX


  Exhibit No.                               Document
  -----------                               --------
     1.1          Form of Underwriting Agreement relating to the Debt Securities
                  (incorporated herein by reference to Exhibit 1.1 to Chubb's
                  Registration Statement on Form S-3 (No. 33-59111)).

     1.2          Form of Underwriting Agreement relating to the Common Stock,
                  Preferred Stock and Convertible Subordinated Debt Securities of Chubb (incorporated herein by reference to Exhibit 1.3 to Chubb's Registration Statement on Form S-3 (No. 33-59111)).

     4.1          Indenture dated as of October 25, 1989, between Chubb and The
                  First National Bank of Chicago relating to Senior Debt
                  Securities (incorporated herein by reference to Exhibit 4(a) to Chubb's Registration Statement on Form S-3 (No. 33-31796)).

     4.2          Form of Indenture between Chubb and The First National Bank of
                  Chicago relating to Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.3 to Chubb's Registration
                  Statement on Form S-3 (No. 33-59111)).

     4.3          Forms of Senior Debt Securities (included in Exhibit 4.1).

     4.4          Forms of Subordinated Debt Securities (included in Exhibit 4.2).

     4.5 Restated Certificate of Incorporation of Chubb (incorporated herein by reference to Exhibit 3 of Chubb's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed on August 14, 1996 (No. 1-8661)).

     4.6          Certificate of Amendment to the Restated Certificate of
                  Incorporation of Chubb (incorporated herein by reference to Exhibit 3 of Chubb's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999 (No.
                  1-8661)).

     4.7 Certificate of Correction of Certificate of Amendment to the Restated Certificate of Incorporation of Chubb (incorporated herein by reference to Exhibit 3 of Chubb's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March
                  29, 1999 (No. 1-8661)).

     4.8 Restated By-Laws of Chubb (incorporated herein by reference to Exhibit 3 of Chubb's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 27, 2001 (No.
                  1-8661)).

     4.9 Form of Deposit Agreement (incorporated herein by reference to Exhibit 4.10 to Chubb's Registration Statement on Form S-3
                  (No. 33-59111)).

     4.10         Form of Depositary Receipt for Chubb Depositary Shares
                  (included in Exhibit 4.8).

     4.11         Form of Chubb Common Stock and Preferred Stock Warrant
                  Agreement (incorporated herein by reference to Exhibit 4.12 to Chubb's Registration Statement on Form S-3 (No. 33-59111)).

     4.12 Form of Chubb Debt Warrant Agreement (incorporated herein by reference to Exhibit 4.13 to Chubb's Registration Statement on
                  Form S-3 (No. 33-59111)).

     4.13         Rights Agreement dated as of March 12, 1999 between Chubb and
                  First Chicago Trust Company of New York. *

      5           Opinion of Drinker Biddle & Shanley LLP.  **

      12          Statement re: Computation of Ratio of Consolidated Earnings to
                  Fixed Charges of Chubb. **

     23.1         Consent of Ernst & Young LLP.  **

     23.2         Consent of Drinker Biddle & Shanley LLP (included in Exhibit 5).

     24.1         Powers of Attorney for the Directors of Chubb.  *

     25.1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act for Chubb. *



----------------
*      Previously filed

**     Filed herewith